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Exhibit 99.3

PART I. FINANCIAL INFORMATION

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

ITEM 1.    FINANCIAL STATEMENTS

	March 31, 2015	September 30, 2014 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$719,127	$360,909
Accounts receivable, less reserve of $4,592 at March 31, 2015 and $4,597 at September 30, 2014	623,706	705,214
Inventories	124,269	106,241
Deferred income taxes	14,649	16,519
Prepaid expenses and other	79,132	80,912
Current assets of discontinued operations	7,486	7,206

Total current assets	1,568,369	1,277,001

Investments	164,648	236,644
Property, plant and equipment, net	5,572,818	5,188,544
Other assets	38,315	18,809

Total assets	$7,344,150	$6,720,998

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Long-term debt due within one year less unamortized debt issuance costs	$39,207	$39,635
Accounts payable	172,373	182,031
Accrued liabilities	176,256	282,278
Current liabilities of discontinued operations	3,309	3,217

Total current liabilities	391,145	507,161

Noncurrent liabilities:
Long-term debt less unamortized discount and debt issuance costs	532,908	39,502
Deferred income taxes	1,320,364	1,215,259
Other	93,180	64,110
Noncurrent liabilities of discontinued operations	4,177	3,989

Total noncurrent liabilities	1,950,629	1,322,860

Shareholders' equity:
Common stock, $.10 par value, 160,000,000 shares authorized, 110,846,112 shares and 110,508,605 shares issued as of March 31, 2015 and September 30, 2014, respectively and 107,654,499 shares and 108,232,284 shares outstanding as of March 31, 2015 and September 30, 2014, respectively	11,085	11,051
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	402,442	383,972
Retained earnings	4,729,390	4,525,797
Accumulated other comprehensive income	40,072	83,126
Treasury stock, at cost	(180,613)	(112,969)

Total shareholders' equity	5,002,376	4,890,977

Total liabilities and shareholders' equity	$7,344,150	$6,720,998

The accompanying notes are an integral part of these statements.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Operating revenues:
Drilling—U.S. Land	$718,463	$741,791	$1,608,510	$1,473,465
Drilling—Offshore	62,626	63,276	132,099	122,330
Drilling—International Land	98,222	85,533	191,107	180,874
Other	3,741	2,830	7,921	5,913

	883,052	893,430	1,939,637	1,782,582

Operating costs and other:
Operating costs, excluding depreciation	469,328	480,167	1,023,571	954,215
Depreciation	149,708	123,963	287,321	244,200
General and administrative	34,902	34,431	67,809	66,674
Research and development	4,857	3,625	9,015	7,882
Income from asset sales	(2,915)	(4,098)	(7,070)	(9,762)

	655,880	638,088	1,380,646	1,263,209

Operating income from continuing operations	227,172	255,342	558,991	519,373
Other income (expense):
Interest and dividend income	2,549	490	2,834	943
Interest expense	(2,471)	(1,725)	(3,032)	(2,919)
Gain from sale of investment securities	—	21,352	—	21,352
Other	55	(32)	369	(377)

	133	20,085	171	18,999

Income from continuing operations before income taxes	227,305	275,427	559,162	538,372
Income tax provision	77,769	100,838	206,569	190,601

Income from continuing operations	149,536	174,589	352,593	347,771
Income (loss) from discontinued operations before income taxes	(76)	2,786	(91)	2,786
Income tax provision	(77)	2,805	(77)	2,805

Income (loss) from discontinued operations	1	(19)	(14)	(19)

NET INCOME	$149,537	$174,570	$352,579	$347,752

Basic earnings per common share:
Income from continuing operations	$1.38	$1.61	$3.25	$3.22
Income from discontinued operations	—	—	—	—

Net income	$1.38	$1.61	$3.25	$3.22

Diluted earnings per common share:
Income from continuing operations	$1.37	$1.59	$3.23	$3.17
Income from discontinued operations	—	—	—	—

Net income	$1.37	$1.59	$3.23	$3.17

Weighted average shares outstanding:
Basic	107,646	107,692	107,812	107,417
Diluted	108,370	109,081	108,620	108,945
Dividends declared per common share	$0.6875	$0.6250	$1.3750	$1.2500

The accompanying notes are an integral part of these statements.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Net income	$149,537	$174,570	$352,579	$347,752
Other comprehensive income (loss), net of income taxes:
Unrealized depreciation on securities, net of income taxes of ($0.8) million and ($27.4) million at March 31, 2015 and ($2.3) million and ($4.3) million at March 31, 2014	(1,203)	(3,552)	(43,447)	(6,513)
Reclassification of realized gains in net income, net of income taxes of ($8.5) million at March 31, 2014	—	(12,884)	—	(12,884)
Minimum pension liability adjustments, net of income taxes of $0.1 million and $0.2 million at March 31, 2015 and $0.1 million and $0.2 million at March 31, 2014	197	145	393	292

Other comprehensive loss	(1,006)	(16,291)	(43,054)	(19,105)

Comprehensive income	$148,531	$158,279	$309,525	$328,647

The accompanying notes are an integral part of these statements.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$352,579	$347,752
Adjustment for loss from discontinued operations	14	19

Income from continuing operations	352,593	347,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	287,321	244,200
Amortization of debt discount and debt issuance costs	187	186
Provision for bad debt	—	(194)
Stock-based compensation	13,079	12,804
Other	32	—
Gain on sale of investment securities	—	(21,352)
Income from asset sales	(7,070)	(9,762)
Deferred income tax expense	134,185	13,751
Change in assets and liabilities:
Accounts receivable	81,508	(2,494)
Inventories	(18,028)	(10,963)
Prepaid expenses and other	(17,726)	21,629
Accounts payable	1,120	(25,337)
Accrued liabilities	(45,405)	(19,017)
Deferred income taxes	(30)	(1,109)
Other noncurrent liabilities	30,832	(10,083)

Net cash provided by operating activities from continuing operations	812,598	540,030
Net cash used in operating activities from discontinued operations	(14)	(19)

Net cash provided by operating activities	812,584	540,011

INVESTING ACTIVITIES:
Capital expenditures	(763,365)	(356,753)
Proceeds from sale of investment securities	—	23,338
Proceeds from asset sales	15,214	13,321

Net cash used in investing activities	(748,151)	(320,094)

FINANCING ACTIVITIES:
Dividends paid	(149,347)	(121,545)
Repurchase of common stock	(59,654)	—
Proceeds from senior notes, net of discount and debt issuance costs	492,791	—
Proceeds on short-term debt	1,002	—
Payments on short-term debt	(1,002)	—
Net increase in bank overdraft	12,560	—
Exercise of stock options, net of tax withholding	(1,078)	19,701
Tax withholdings related to net share settlements of restricted stock	(4,248)	(3,049)
Excess tax benefit from stock-based compensation	2,761	22,087

Net cash provided by (used in) financing activities	293,785	(82,806)

Net increase in cash and cash equivalents	358,218	137,111
Cash and cash equivalents, beginning of period	360,909	447,868

Cash and cash equivalents, end of period	$719,127	$584,979

The accompanying notes are an integral part of these statements.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY

SIX MONTHS ENDED MARCH 31, 2015

(Unaudited)

(in thousands, except per share amounts)

	Common Stock				Accumulated Other Comprehensive Income	Treasury Stock
			Additional Paid-In Capital	Retained Earnings				Total Shareholders' Equity
	Shares	Amount				Shares	Amount
Balance, September 30, 2014	110,509	$11,051	$383,972	$4,525,797	$83,126	2,276	$(112,969)	$4,890,977
Net income				352,579				352,579
Other comprehensive loss					(43,054)			(43,054)
Dividends declared ($1.375 per share)				(148,986)				(148,986)
Exercise of stock options, net of tax withholding	123	13	2,651			47	(3,742)	(1,078)
Tax benefit of stock-based awards			2,761					2,761
Stock issued for vested restricted stock, net of shares withheld for employee taxes	214	21	(21)			59	(4,248)	(4,248)
Repurchase of common stock						810	(59,654)	(59,654)
Stock-based compensation			13,079					13,079

Balance, March 31, 2015	110,846	$11,085	$402,442	$4,729,390	$40,072	3,192	$(180,613)	$5,002,376

The accompanying notes are an integral part of these statements.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

        Unless the context otherwise requires, the use of the terms "the Company", "we", "us" and "our" in these Notes to Consolidated Condensed Financial Statements refers to Helmerich & Payne, Inc. and its consolidated subsidiaries.

        The accompanying unaudited Consolidated Condensed Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission (the "Commission") pertaining to interim financial information. Accordingly, these interim financial statements do not include all information or footnote disclosures required by GAAP for complete financial statements and, therefore, should be read in conjunction with the Consolidated Financial Statements and notes thereto in our 2014 Annual Report on Form 10-K and other current filings with the Commission. In the opinion of management all adjustments, consisting of those of a normal recurring nature, necessary to present fairly the results of the periods presented have been included. The results of operations for the interim periods presented may not necessarily be indicative of the results to be expected for the full year.

        In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03 "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs". ASU No. 2015-03 amends the FASB Accounting Standards Codification ("ASC") to require that debt issuance cost be presented in the balance sheet as a direct deduction from the carrying amount of the related liability. Prior to the amendment, debt issuance costs were reported in the balance sheet as an asset. The amended guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, however, we have elected to early adopt effective January 1, 2015. The election requires retrospective application and represents a change in accounting principle. The ASU provides that debt issuance costs are similar to debt discounts and in effect reduce the proceeds of borrowing, thereby increasing the effective interest rate. As a result of the adoption, the September 30, 2014 Consolidated Condensed Balance Sheet is restated as follows:

	Previously Reported	Effect of Accounting Principle Adoption	Adjusted
	(in thousands)
Consolidated Condensed Balance Sheet
Prepaid expenses and other	$81,277	$(365)	$80,912
Total current assets	1,277,366	(365)	1,277,001
Other assets	19,307	(498)	18,809
Total assets	6,721,861	(863)	6,720,998
Long-term debt due within one year less unamortized discount and debt issuance costs	40,000	(365)	39,635
Total current liabilities	507,526	(365)	507,161
Long-term debt less unamortized discount and debt issuance costs	40,000	(498)	39,502
Total noncurrent liabilities	1,323,358	(498)	1,322,860
Total liabilities and shareholders' equity	6,721,861	(863)	6,720,998

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

1. Basis of Presentation (Continued)

        Amortization of debt discount and debt issuance costs has been reclassified in the accompanying Consolidated Condensed Statements of Cash Flow for the three months ended March 31, 2014 to conform to current year presentation. The amortization was previously included as a change in assets.

        As more fully described in our 2014 Annual Report on Form 10-K, our contract drilling revenues are comprised of daywork drilling contracts for which the related revenues and expenses are recognized as services are performed. For contracts that are terminated by customers prior to the expirations of their fixed terms, contractual provisions customarily require early termination amounts to be paid to us. Revenues from early terminated contracts are recognized when all contractual requirements have been met. During the three and six months ended March 31, 2015, early termination revenue was approximately $71.7 million and $95.1 million, respectively. We had no early termination revenue for the three months ended March 31, 2014 and had $9.9 million for the six months ended March 31, 2014.

        Depreciation in the Consolidated Condensed Statements of Income includes abandonments of $10.2 million and $12.2 million for the three and six months ended March 31, 2015 compared to $1.8 million and $3.7 million for the three and six months ended March 31, 2014. Effective March 31, 2015, we decommissioned all 17 of our SCR powered FlexRigs including 6 idle FlexRig1 rigs and 11 idle FlexRig2 rigs.

2. Discontinued Operations

        Current assets of discontinued operations consist of restricted cash to meet remaining current obligations within the country of Venezuela. Current and noncurrent liabilities consist of municipal and income taxes payable and social obligations due within the country of Venezuela. Expenses incurred for in-country obligations are reported as discontinued operations.

3. Earnings per Share

        ASC 260, Earnings per Share, requires companies to treat unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents as a separate class of securities in calculating earnings per share. We have granted and expect to continue to grant to employees restricted stock grants that contain non-forfeitable rights to dividends. Such grants are considered participating securities under ASC 260. As such, we are required to include these grants in the calculation of our basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

        Basic earnings per share is computed utilizing the two-class method and is calculated based on the weighted-average number of common shares outstanding during the periods presented.

        Diluted earnings per share is computed using the weighted-average number of common and common equivalent shares outstanding during the periods utilizing the two-class method for stock options and nonvested restricted stock.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

3. Earnings per Share (Continued)

        The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Numerator:
Income from continuing operations	$149,536	$174,589	$352,593	$347,771
Loss from discontinued operations	1	(19)	(14)	(19)

Net income	149,537	174,570	352,579	347,752
Adjustment for basic earnings per share:
Earnings allocated to unvested shareholders	(948)	(1,035)	(2,212)	(2,027)

Numerator for basic earnings per share:
From continuing operations	148,588	173,554	350,381	345,744
From discontinued operations	1	(19)	(14)	(19)

	148,589	173,535	350,367	345,725
Adjustment for diluted earnings per share:
Effect of reallocating undistributed earnings of unvested shareholders	3	8	9	17

Numerator for diluted earnings per share:
From continuing operations	148,591	173,562	350,390	345,761
From discontinued operations	1	(19)	(14)	(19)

	$148,592	$173,543	$350,376	$345,742

Denominator:
Denominator for basic earnings per share—weighted-average shares	107,646	107,692	107,812	107,417
Effect of dilutive shares from stock options and restricted stock	724	1,389	808	1,528

Denominator for diluted earnings per share—adjusted weighted-average shares	108,370	109,081	108,620	108,945

Basic earnings per common share:
Income from continuing operations	$1.38	$1.61	$3.25	$3.22
Income from discontinued operations	—	—	—	—

Net income	$1.38	$1.61	$3.25	$3.22

Diluted earnings per common share:
Income from continuing operations	$1.37	$1.59	$3.23	$3.17
Income from discontinued operations	—	—	—	—

Net income	$1.37	$1.59	$3.23	$3.17

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

3. Earnings per Share (Continued)

        The following shares attributable to outstanding equity awards were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive:

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Shares excluded from calculation of diluted earnings per share	667	215	667	256
Weighted-average price per share	$72.85	$79.67	$72.85	$79.67

4. Financial Instruments and Fair Value Measurement

        The estimated fair value of our available-for-sale securities, reflected on our Consolidated Condensed Balance Sheets as Investments, is based on market quotes. The following is a summary of available-for-sale securities, which excludes assets held in a Non-qualified Supplemental Savings Plan:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in thousands)
Equity securities March 31, 2015	$64,462	$86,986	$—	$151,448
Equity securities September 30, 2014	$64,462	$157,838	$—	$222,300

        On an ongoing basis we evaluate the marketable equity securities to determine if any decline in fair value below cost is other-than-temporary. If a decline in fair value below cost is determined to be other-than-temporary, an impairment charge is recorded and a new cost basis established. We review several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, (i) the length of time a security is in an unrealized loss position, (ii) the extent to which fair value is less than cost, (iii) the financial condition and near-term prospects of the issuer and (iv) our intent and ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. The cost of securities used in determining realized gains and losses is based on the average cost basis of the security sold.

        During the three months ended March 31, 2014, marketable equity available-for-sale securities with a fair value at the date of sale of $23.3 million were sold. The gross realized gain on such sales of available-for-sale securities totaled $21.4 million. We had no sales of marketable equity available-for-sale securities during the six months ended March 31, 2015.

        The assets held in the Non-qualified Supplemental Savings Plan are carried at fair value which totaled $13.2 million at March 31, 2015 and $14.3 million at September 30, 2014. The assets are comprised of mutual funds that are measured using Level 1 inputs.

        The majority of cash equivalents are invested in highly liquid money-market mutual funds invested primarily in direct or indirect obligations of the U.S. Government. The carrying amount of cash and cash equivalents approximates fair value due to the short maturity of those investments.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Financial Instruments and Fair Value Measurement (Continued)

        Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. We use the fair value hierarchy established in ASC 820-10 to measure fair value to prioritize the inputs:

  •
  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

  •
  Level 2—Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets; quoted prices for similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

  •
  Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

        At March 31, 2015, our financial instruments utilizing Level 1 inputs include cash equivalents, equity securities with active markets, money market funds we have elected to classify as restricted assets that are included in other current assets and other assets. Also included is cash denominated in a foreign currency that we have elected to classify as restricted to be used to settle the remaining liabilities of discontinued operations. For these items, quoted current market prices are readily available.

        At March 31, 2015, financial instruments utilizing level 2 inputs include a bank certificate of deposit included in other current assets.

        Currently, we do not have any financial instruments utilizing Level 3 inputs.

        The following table summarizes our assets measured at fair value on a recurring basis presented in our Consolidated Condensed Balance Sheet as of March 31, 2015:

	Total Measure at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Assets:
Cash and cash equivalents	$719,127	$719,127	$—	$—
Equity securities	151,448	151,448	—	—
Other current assets	36,340	36,090	250	—
Other assets	2,000	2,000	—	—

Total assets measured at fair value	$908,915	$908,665	$250	$—

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Financial Instruments and Fair Value Measurement (Continued)

        The following information presents the supplemental fair value information about long-term fixed-rate debt at March 31, 2015 and September 30, 2014:

	March 31, 2015	September 30, 2014
	(in millions)
Carrying value of long-term fixed-rate debt	$572.1	$79.0
Fair value of long-term fixed-rate debt	$597.2	$84.3

        The fair value for the $80 million fixed-rate debt was estimated using discounted cash flows at rates reflecting current interest rates at similar maturities plus a credit spread which was estimated using the outstanding market information on debt instruments with a similar credit profile to us. The debt was valued using a Level 2 input.

        The fair value for the $500 million fixed-rate debt was based on broker quotes at March 31, 2015. The notes are classified within Level 2 as they are not actively traded in markets.

5. Shareholders' Equity

        The Company has authorization from the Board of Directors for the repurchase of up to four million shares per calendar year. The repurchases may be made using our cash and cash equivalents or other available sources. During the six months ended March 31, 2015, we purchased 810,097 common shares at an aggregate cost of $59.7 million, which are held as treasury shares. We had no purchases of common shares in fiscal 2014.

        Components of accumulated other comprehensive income (loss) were as follows:

	March 31, 2015	September 30, 2014
	(in thousands)
Pre-tax amounts:
Unrealized appreciation on securities	$86,986	$157,838
Unrecognized actuarial loss	(22,787)	(23,405)

	$64,199	$134,433

After-tax amounts:
Unrealized appreciation on securities	$53,971	$97,418
Unrecognized actuarial loss	(13,899)	(14,292)

	$40,072	$83,126

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Shareholders' Equity (Continued)

        The following is a summary of the changes in accumulated other comprehensive income (loss), net of tax, by component for the three and six months ended March 31, 2015:

	Three Months Ended March 31, 2015
	Unrealized Appreciation (Depreciation) on Available-for-sale Securities	Defined Benefit Pension Plan	Total
	(in thousands)
Balances at January 1, 2015	$55,174	$(14,096)	$41,078
Other comprehensive loss before reclassifications	(1,203)	—	(1,203)
Amounts reclassified from accumulated other comprehensive income (loss)	—	197	197

Net current-period other comprehensive income (loss)	(1,203)	197	(1,006)

Balances at March 31, 2015	$53,971	$(13,899)	$40,072

	Six Months Ended March 31, 2015
	Unrealized Appreciation (Depreciation) on Available-for-sale Securities	Defined Benefit Pension Plan	Total
	(in thousands)
Balances at October 1, 2014	$97,418	$(14,292)	$83,126
Other comprehensive loss before reclassifications	(43,447)	—	(43,447)
Amounts reclassified from accumulated other comprehensive income (loss)	—	393	393

Net current-period other comprehensive income (loss)	(43,447)	393	(43,054)

Balances at March 31, 2015	$53,971	$(13,899)	$40,072

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Shareholders' Equity (Continued)

        The following provides detail about accumulated other comprehensive income (loss) components which were reclassified to the Condensed Consolidated Statement of Income during the three and six months ended March 31, 2015:

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
	Three Months Ended March 31,		Six Months Ended March 31,
Details About Accumulated Other Comprehensive Income (Loss) Components					Affected Line Item in the Condensed Consolidated Statement of Income
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Unrealized gains on available-for-sale securities	$—	$(21,352)	$—	$(21,352)	Gain on sale of investment securities
	—	8,468	—	8,468	Income tax provision

	$—	$(12,884)	$—	$(12,884)	Net of tax

Defined Benefit Pension Items Amortization of net actuarial loss	$309	$229	$618	$458	General and administrative
	(112)	(84)	(225)	(166)	Income tax provision

	$197	$145	$393	$292	Net of tax

Total reclassifications for the period	$197	$(12,739)	$393	$(12,592)

6. Cash Dividends

        The $0.6875 per share cash dividend declared December 2, 2014, was paid March 2, 2015. On March 4, 2015, a cash dividend of $0.6875 per share was declared for shareholders of record on May 15, 2015, payable June 1, 2015. The dividend payable is included in accounts payable in the Consolidated Condensed Balance Sheet.

7. Stock-Based Compensation

        On March 2, 2011, the 2010 Long-Term Incentive Plan (the "2010 Plan") was approved by our stockholders. The 2010 Plan, among other things, authorizes the Human Resources Committee of the Board to grant non-qualified stock options, restricted stock awards and stock appreciation rights to selected employees and to non-employee Directors. Restricted stock may be granted for no consideration other than prior and future services. The purchase price per share for stock options may not be less than market price of the underlying stock on the date of grant. Stock options expire 10 years after the grant date. There were 419,585 non-qualified stock options and 275,250 shares of restricted stock awards granted in the six months ended March 31, 2015. Awards outstanding in the 2005 Long-Term Incentive Plan (the "2005 Plan") and one prior equity plan remain subject to the terms and conditions of those plans.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Stock-Based Compensation (Continued)

        A summary of compensation cost for stock-based payment arrangements recognized in general and administrative expense is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Compensation expense
Stock options	$1,908	$1,989	$4,970	$5,642
Restricted stock	4,189	3,805	8,109	7,162

	$6,097	$5,794	$13,079	$12,804

STOCK OPTIONS

        The following summarizes the weighted-average assumptions utilized in determining the fair value of options granted during the six months ended March 31, 2015 and 2014:

	2015	2014
Risk-free interest rate	1.7%	1.6%
Expected stock volatility	36.9%	52.6%
Dividend yield	3.9%	3.1%
Expected term (in years)	5.5	5.5

        Risk-Free Interest Rate.    The risk-free interest rate is based on U.S. Treasury securities for the expected term of the option.

        Expected Volatility Rate.    Expected volatility is based on the daily closing price of our stock based upon historical experience over a period which approximates the expected term of the option.

        Expected Dividend Yield.    The expected dividend yield is based on our current dividend yield.

        Expected Term.    The expected term of the options granted represents the period of time that they are expected to be outstanding. We estimate the expected term of options granted based on historical experience with grants and exercises.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Stock-Based Compensation (Continued)

        A summary of stock option activity under all existing long-term incentive plans for the three and six months ended March 31, 2015 is presented in the following tables:

	Three Months Ended March 31, 2015
Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(in thousands)		(in years)	(in millions)
Outstanding at January 1, 2015	2,931	$47.96
Granted	—	—
Exercised	(20)	51.38
Forfeited/Expired	(2)	76.68

Outstanding at March 31, 2015	2,909	$47.91	5.6	$61.8

Vested and expected to vest at March 31, 2015	2,902	$47.86	5.6	$61.8

Exercisable at March 31, 2015	2,147	$41.22	4.6	$58.7

	Six Months Ended March 31, 2015
Options	Shares	Weighted- Average Exercise Price
	(in thousands)
Outstanding at October 1, 2014	2,629	$43.46
Granted	420	68.83
Exercised	(124)	21.56
Forfeited/Expired	(16)	68.59

Outstanding at March 31, 2015	2,909	$47.91

        The weighted-average fair value of options granted in the first quarter of fiscal 2015 was $16.39. No options were granted in the second quarter of fiscal 2015.

        The total intrinsic value of options exercised during the three and six months ended March 31, 2015 was $0.3 million and $7.2 million, respectively.

        As of March 31, 2015, the unrecognized compensation cost related to stock options was $9.2 million which is expected to be recognized over a weighted-average period of 2.8 years.

RESTRICTED STOCK

        Restricted stock awards consist of our common stock and are time-vested over three to six years. We recognize compensation expense on a straight-line basis over the vesting period. The fair value of restricted stock awards under the 2010 Plan is determined based on the closing price of our shares on the grant date. As of March 31, 2015, there was $29.9 million of total unrecognized compensation cost related to unvested restricted stock awards which is expected to be recognized over a weighted-average period of 2.7 years.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Stock-Based Compensation (Continued)

        A summary of the status of our restricted stock awards as of March 31, 2015 and changes in restricted stock outstanding during the six months then ended is presented below:

	Six Months Ended March 31, 2015
Restricted Stock Awards	Shares	Weighted- Average Grant-Date Fair Value
	(in thousands)
Unvested at October 1, 2014	634	$64.03
Granted	275	68.83
Vested(1)	(214)	54.18
Forfeited	(8)	66.51

Unvested at March 31, 2015	687	$66.93

(1)
The number of restricted stock awards vested includes shares that we withheld on behalf of our employees to satisfy the statutory tax withholding requirements.

8. Debt

        At March 31, 2015 and September 30, 2014, we had the following unsecured long-term debt outstanding:

	Principal		Unamortized Discount and Debt Issuance Costs
	March 31, 2015	September 30, 2014	March 31, 2015	September 30, 2014
	(in thousands)
Unsecured senior notes issued July 21, 2009:
Due July 21, 2015	$40,000	$40,000	$112	$141
Due July 21, 2016	40,000	40,000	113	141
Unsecured revolving credit facility issued May 25, 2012	—	—	471	581
Unsecured senior notes issued March 19, 2015:
Due March 19, 2025	500,000	—	7,189	—

	580,000	80,000	7,885	863
Less long-term debt due within one year	(40,000)	(40,000)	(793)	(365)

Long-term debt	$540,000	$40,000	$7,092	$498

        We have $80 million senior unsecured fixed-rate notes outstanding at March 31, 2015 that mature over a period from July 2015 to July 2016. Interest on the notes is paid semi-annually based on an annual rate of 6.10 percent. Annual principal repayments of $40 million are due July 2015 and July 2016. We have complied with our financial covenants which require us to maintain a funded leverage ratio of less than 55 percent and an interest coverage ratio (as defined) of not less than 2.50 to 1.00.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Debt (Continued)

        On March 19, 2015, we issued $500 million of 4.65 percent 10-year unsecured senior notes. The net proceeds, after discount and issuance cost, of approximately $492.8 million will be used for general corporate purposes, including capital expenditures associated with our rig construction program. Interest is payable semi-annually on March 15 and September 15 each year, commencing on September 15, 2015. The debt discount is being amortized to interest expense using the effective interest method. The debt issuance costs are amortized straight-line over the stated life of the obligation, which approximates the effective yield method.

        We have a $300 million unsecured revolving credit facility that will mature May 25, 2017. The credit facility has $100 million available to use for letters of credit. The majority of borrowings under the facility would accrue interest at a spread over the London Interbank Offered Rate (LIBOR). We also pay a commitment fee based on the unused balance of the facility. Borrowing spreads as well as commitment fees are determined according to a scale based on a ratio of our total debt to total capitalization. The spread over LIBOR ranges from 1.125 percent to 1.75 percent per annum and commitment fees range from .15 percent to .35 percent per annum. Based on our debt to total capitalization on March 31, 2015, the spread over LIBOR and commitment fees would be 1.125 percent and .15 percent, respectively. Financial covenants in the facility require us to maintain a funded leverage ratio (as defined) of less than 50 percent and an interest coverage ratio (as defined) of not less than 3.00 to 1.00. The credit facility contains additional terms, conditions, restrictions, and covenants that we believe are usual and customary in unsecured debt arrangements for companies of similar size and credit quality. At March 31, 2015, we were in compliance with all debt covenants. As of March 31, 2015, there were no borrowings, but there were three letters of credit outstanding in the amount of $48.2 million. One of the three outstanding letters of credit is a $21 million letter that supports an overdraft facility with a bank in an international location. The short-term borrowing is in local currency with an interest rate that adjusts monthly based on local market rates. Given local currency considerations, the annual interest rates approach 30 percent. At March 31, 2015, we had $251.8 million available to borrow under our $300 million unsecured credit facility.

        At March 31, 2015, we had two letters of credit outstanding, totaling $12 million that were issued to support international operations. These letters of credit were issued separately from the $300 million credit facility so they do not reduce the available borrowing capacity discussed in the previous paragraph.

        We have a $9.5 million unsecured line of credit with a bank in an international location that will mature on June 12, 2015. A total of $7 million may be borrowed for working capital needs and $2.5 million is reserved for bank guaranties. The interest rate for borrowings would be at seven percent. At March 31, 2015, there were no borrowings or bank guarantees outstanding against the line.

9. Income Taxes

        Our effective tax rate for the first six months of fiscal 2015 and 2014 was 36.9 percent and 35.4 percent, respectively. Our effective tax rate for the three months ended March 31, 2015 and 2014 was 34.2 percent and 36.6 percent, respectively. Effective tax rates differ from the U.S. federal statutory rate of 35.0 percent primarily due to state and foreign income taxes and the tax benefit from the Internal Revenue Code Section 199 deduction for domestic production activities. The effective tax rate for the six months ended March 31, 2015 was also impacted by a December 2014 tax law change which

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Income Taxes (Continued)

resulted in a reduction of the fiscal 2014 Internal Revenue Code Section 199 deduction for domestic production activities.

        For the next 12 months, we cannot predict with certainty whether we will achieve ultimate resolution of any uncertain tax positions associated with our U.S. and international operations that could result in increases or decreases of our unrecognized tax benefits. However, we do not expect the increases or decreases to have a material effect on results of operations or financial position. We provided for uncertain tax positions of $7.0 million, including interest and penalties, during the six months ended March 31, 2015 related to the previous disclosure of a possible increase in the reserve for uncertain tax positions of approximately $8.4 million to $11.0 million due to international tax matters.

10. Commitments and Contingencies

        In conjunction with our current drilling rig construction program, purchase commitments for equipment, parts and supplies of approximately $205.2 million are outstanding at March 31, 2015.

        Other than the matters described below, the Company is a party to various pending legal actions arising in the ordinary course of its business. We maintain insurance against certain business risks subject to certain deductibles. None of these legal actions are expected to have a material adverse effect on our financial condition, cash flows or results of operations.

        We are contingently liable to sureties in respect of bonds issued by the sureties in connection with certain commitments entered into by us in the normal course of business. We have agreed to indemnify the sureties for any payments made by them in respect of such bonds.

        During the ordinary course of our business, contingencies arise resulting from an existing condition, situation or set of circumstances involving an uncertainty as to the realization of a possible gain contingency. We account for gain contingencies in accordance with the provisions of ASC 450, Contingencies, and, therefore, we do not record gain contingencies or recognize income until realized. The property and equipment of our Venezuelan subsidiary was seized by the Venezuelan government on June 30, 2010. Our wholly-owned subsidiaries, Helmerich & Payne International Drilling Co. and Helmerich & Payne de Venezuela, C.A., filed a lawsuit in the United States District Court for the District of Columbia on September 23, 2011 against the Bolivarian Republic of Venezuela, Petroleos de Venezuela, S.A. ("PDVSA") and PDVSA Petroleo, S.A. ("Petroleo"). Our subsidiaries seek damages for the taking of their Venezuelan drilling business in violation of international law and for breach of contract. While there exists the possibility of realizing a recovery, we are currently unable to determine the timing or amounts we may receive, if any, or the likelihood of recovery. No gain contingencies are recognized in our Consolidated Financial Statements.

        On November 8, 2013, the United States District Court for the Eastern District of Louisiana approved the previously disclosed October 30, 2013 plea agreement between our wholly owned subsidiary, Helmerich & Payne International Drilling Co., and the United States Department of Justice, United States Attorney's Office for the Eastern District of Louisiana ("DOJ"). The court's approval of the plea agreement resolved the DOJ's investigation into certain choke manifold testing irregularities that occurred in 2010 at one of Helmerich & Payne International Drilling Co.'s offshore platform rigs in the Gulf of Mexico. We have been engaged in discussions with the Inspector General's office of the Department of Interior regarding the same events that were the subject of the DOJ's investigation. We

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Commitments and Contingencies (Continued)

can provide no assurances as to the timing or eventual outcome of these discussions and are unable to determine the amount of penalty, if any, that may be assessed. However, we presently believe that the outcome of our discussions will not have a material adverse effect on the Company.

11. Segment Information

        We operate principally in the contract drilling industry. Our contract drilling business includes the following reportable operating segments: U.S. Land, Offshore and International Land. The contract drilling operations consist mainly of contracting Company-owned drilling equipment primarily to large oil and gas exploration companies. To provide information about the different types of business activities in which we operate, we have included Offshore and International Land, along with our U.S. Land reportable operating segment, as separate reportable operating segments. Additionally, each reportable operating segment is a strategic business unit that is managed separately. Our primary international areas of operation include Colombia, Ecuador, Argentina, Tunisia, Bahrain, U.A.E. and other South American and Middle Eastern countries. Other includes additional non-reportable operating segments. Revenues included in Other consist primarily of rental income. Consolidated revenues and expenses reflect the elimination of all material intercompany transactions.

        We evaluate segment performance based on income or loss from continuing operations (segment operating income) before income taxes which includes:

  •
  revenues from external and internal customers

  •
  direct operating costs

  •
  depreciation and

  •
  allocated general and administrative costs

but excludes corporate costs for other depreciation, income from asset sales and other corporate income and expense.

        General and administrative costs are allocated to the segments based primarily on specific identification and, to the extent that such identification is not practical, on other methods which we believe to be a reasonable reflection of the utilization of services provided.

        Segment operating income for all segments is a non-GAAP financial measure of our performance, as it excludes certain general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense. We consider segment operating income to be an important supplemental measure of operating performance by presenting trends in our core businesses. We use this measure to facilitate period-to-period comparisons in operating performance of our reportable segments in the aggregate by eliminating items that affect comparability between periods. We believe that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect our operating performance in future periods.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Segment Information (Continued)

        Summarized financial information of our reportable segments for the six months ended March 31, 2015 and 2014 is shown in the following tables:

(in thousands)	External Sales	Inter- Segment	Total Sales	Segment Operating Income (Loss)
March 31, 2015
Contract Drilling:
U.S. Land	$1,608,510	$—	$1,608,510	$542,988
Offshore	132,099	—	132,099	40,553
International Land	191,107	—	191,107	18,542

	1,931,716	—	1,931,716	602,083
Other	7,921	442	8,363	(5,116)

	1,939,637	442	1,940,079	596,967
Eliminations	—	(442)	(442)	—

Total	$1,939,637	$—	$1,939,637	$596,967

(in thousands)	External Sales	Inter- Segment	Total Sales	Segment Operating Income (Loss)
March 31, 2014
Contract Drilling:
U.S. Land	$1,473,465	$—	$1,473,465	$496,014
Offshore	122,330	—	122,330	37,841
International Land	180,874	—	180,874	23,919

	1,776,669	—	1,776,669	557,774
Other	5,913	431	6,344	(5,249)

	1,782,582	431	1,783,013	552,525
Eliminations	—	(431)	(431)	—

Total	$1,782,582	$—	$1,782,582	$552,525

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Segment Information (Continued)

        Summarized financial information of our reportable segments for the three months ended March 31, 2015 and 2014 is shown in the following tables:

(in thousands)	External Sales	Inter- Segment	Total Sales	Segment Operating Income (Loss)
March 31, 2015
Contract Drilling:
U.S. Land	$718,463	$—	$718,463	$224,866
Offshore	62,626	—	62,626	19,069
International Land	98,222	—	98,222	6,328

	879,311	—	879,311	250,263
Other	3,741	220	3,961	(3,217)

	883,052	220	883,272	247,046
Eliminations	—	(220)	(220)	—

Total	$883,052	$—	$883,052	$247,046

(in thousands)	External Sales	Inter- Segment	Total Sales	Segment Operating Income (Loss)
March 31, 2014
Contract Drilling:
U.S. Land	$741,791	$—	$741,791	$245,062
Offshore	63,276	—	63,276	19,343
International Land	85,533	—	85,533	11,168

	890,600	—	890,600	275,573
Other	2,830	211	3,041	(2,244)

	893,430	211	893,641	273,329
Eliminations	—	(211)	(211)	—

Total	$893,430	$—	$893,430	$273,329

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Segment Information (Continued)

        The following table reconciles segment operating income per the table above to income from continuing operations before income taxes as reported on the Consolidated Condensed Statements of Income:

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Segment operating income	$247,046	$273,329	$596,967	$552,525
Income from asset sales	2,915	4,098	7,070	9,762
Corporate general and administrative costs and corporate depreciation	(22,789)	(22,085)	(45,046)	(42,914)

Operating income	227,172	255,342	558,991	519,373

Other income (expense):
Interest and dividend income	2,549	490	2,834	943
Interest expense	(2,471)	(1,725)	(3,032)	(2,919)
Gain on sale of investment securities	—	21,352	—	21,352
Other	55	(32)	369	(377)

Total other income (expense)	133	20,085	171	18,999

Income from continuing operations before income taxes	$227,305	$275,427	$559,162	$538,372

        The following table presents total assets by reportable segment:

	March 31, 2015	September 30, 2014 (as adjusted)
	(in thousands)
Total assets
U.S. Land	$5,482,725	$5,259,947
Offshore	117,813	137,101
International Land	713,138	589,968
Other	40,228	40,080

	6,353,904	6,027,096
Investments and corporate operations	982,760	686,696

Total assets from continued operations	7,336,664	6,713,792
Discontinued operations	7,486	7,206

	$7,344,150	$6,720,998

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Segment Information (Continued)

        The following table presents revenues from external customers by country based on the location of service provided:

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Operating revenues
United States	$778,637	$800,775	$1,734,918	$1,589,466
Argentina	39,480	26,695	64,563	53,054
Colombia	22,903	21,064	46,354	47,794
Ecuador	6,420	16,822	21,614	34,622
Other foreign	35,612	28,074	72,188	57,646

Total	$883,052	$893,430	$1,939,637	$1,782,582

12. Pensions and Other Post-retirement Benefits

        The following provides information at March 31, 2015 and 2014 related to the Company-sponsored domestic defined benefit pension plan:

Components of Net Periodic Benefit Cost

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Interest cost	$1,171	$1,201	$2,342	$2,402
Expected return on plan assets	(1,743)	(1,664)	(3,486)	(3,328)
Recognized net actuarial loss	309	229	618	458

Net pension expense	$(263)	$(234)	$(526)	$(468)

Employer Contributions

        We did not make any contributions to the Pension Plan during the six months ended March 31, 2015. Subsequent to March 31, 2015, we contributed $2.0 million to fund distributions. We could make contributions for the remainder of fiscal 2015 to fund distributions in lieu of liquidating assets.

13. Supplemental Cash Flow Information

        Capital expenditures on the Consolidated Condensed Statements of Cash Flows do not include additions which have been incurred but not paid for as of the end of the period. The following table

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

13. Supplemental Cash Flow Information (Continued)

reconciles total capital expenditures incurred to total capital expenditures in the Consolidated Condensed Statements of Cash Flows:

	Six Months Ended March 31,
	2015	2014
	(in thousands)
Capital expenditures incurred	$679,771	$372,892
Additions incurred prior year but paid for in current period	123,548	29,264
Additions incurred but not paid for as of the end of the period	(39,954)	(45,403)

Capital expenditures per Consolidated Condensed Statements of Cash Flows	$763,365	$356,753

14. International Risk Factors

        International operations are subject to certain political, economic and other uncertainties not encountered in U.S. operations, including increased risks of terrorism, kidnapping of employees, expropriation of drilling rigs, equipment, land and other property, as well as expropriation of our customer's property and drilling rights, taxation policies, foreign exchange restrictions, currency rate fluctuations and general hazards associated with foreign sovereignty over certain areas in which operations are conducted. In January 2015, the Venezuelan government announced plans for a new foreign currency exchange system. We are monitoring the status of this change in Venezuela's exchange control policy. There can be no assurance that there will not be changes in local laws, regulations and administrative requirements or the interpretation thereof which could have a material adverse effect on the profitability of our operations or on our ability to continue operations in certain areas.

15. Recently Issued Accounting Standards

        In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which supersedes virtually all existing revenue recognition guidance. The new standard requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. This update also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The provisions of ASU 2014-09 are effective for interim and annual periods beginning after December 15, 2016, and we have the option of using either a full retrospective or a modified retrospective approach when adopting this new standard. We are currently evaluating the alternative transition methods and the potential effects of the adoption of this update on our financial statements.

16. Subsequent Events

        Due to the continued downturn in the oil and gas industry from the decline in oil prices, our customers have reduced their drilling activity. As a result, we have received termination notices for rigs that were under contract at March 31, 2015. Given the current trend, we could have less than 150 rigs contracted and generating revenue in the U.S. Land segment by June 30, 2015 and early termination revenue could exceed $75 million during the third quarter of fiscal 2015.

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information

        In March 2015, Helmerich & Payne International Drilling Co. ("the issuer"), a wholly-owned subsidiary of Helmerich & Payne, Inc. ("parent" or "the guarantor"), issued senior unsecured notes with an aggregate principal amount of $500.0 million due 2025. The notes are fully and unconditionally guaranteed by parent. No subsidiaries of parent currently guarantee the notes, subject to certain provisions that if any subsidiary guarantees certain other debt of the issuer or parent, then such subsidiary will provide a guarantee of the obligations under the notes.

        In connection with the notes, we are providing the following condensed consolidating financial information in accordance with the Commission disclosure requirements. Each entity in the consolidating financial information follows the same accounting policies as described in the consolidated financial statements. Condensed consolidating financial information for the issuer, Helmerich & Payne International Drilling Co. and parent/guarantor, Helmerich & Payne, Inc. is shown in the tables below.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating revenue	$—	$774,896	$108,180	$(24)	$883,052
Operating costs and other	16,773	536,028	104,113	(1,034)	655,880

Operating income (loss) from continuing operations	(16,773)	238,868	4,067	1,010	227,172
Other income, net	2	3,738	(126)	(1,010)	2,604
Interest expense	(12)	(121)	(2,338)	—	(2,471)
Equity in net income of subsidiaries	160,109	358	—	(160,467)	—

Income from continuing operations before income taxes	143,326	242,843	1,603	(160,467)	227,305
Income tax provision	(6,211)	83,561	419	—	77,769

Income from continuing operations	149,537	159,282	1,184	(160,467)	149,536
Loss from discontinued operations before income taxes	—	—	(76)	—	(76)
Income tax provision	—	—	(77)	—	(77)

Income from discontinued operations	—	—	1	—	1

Net income	$149,537	$159,282	$1,185	$(160,467)	$149,537

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income	$149,537	$159,282	$1,185	$(160,467)	$149,537
Other comprehensive income (loss), net of income taxes:
Unrealized depreciation on securities, net	—	(1,203)	—	—	(1,203)
Minimum pension liability adjustments, net	82	115	—	—	197

Other comprehensive income (loss)	82	(1,088)	—	—	(1,006)

Comprehensive income	$149,619	$158,194	$1,185	$(160,467)	$148,531

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31, 2014
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating revenue	$—	$797,968	$95,501	$(39)	$893,430
Operating costs and other	4,105	548,917	86,191	(1,125)	638,088

Operating income (loss) from continuing operations	(4,105)	249,051	9,310	1,086	255,342
Other income, net	18	22,256	622	(1,086)	21,810
Interest expense	19	(1,065)	(679)	—	(1,725)
Equity in net income (loss) of subsidiaries	177,037	(327)	—	(176,710)	—

Income (loss) from continuing operations before income taxes	172,969	269,915	9,253	(176,710)	275,427
Income tax provision	(1,601)	93,704	8,735	—	100,838

Income from continuing operations	174,570	176,211	518	(176,710)	174,589
Income from discontinued operations before income taxes	—	—	2,786	—	2,786
Income tax provision	—	—	2,805	—	2,805

Loss from discontinued operations	—	—	(19)	—	(19)

Net income	$174,570	$176,211	$499	$(176,710)	$174,570

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31, 2014
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income	$174,570	$176,211	$499	$(176,710)	$174,570
Other comprehensive income (loss), net of income taxes:
Unrealized depreciation on securities, net	—	(3,552)	—	—	(3,552)
Reclassification of realized gains in net income, net	—	(12,884)	—	—	(12,884)
Minimum pension liability adjustments, net	81	64	—	—	145

Other comprehensive income (loss)	81	(16,372)	—	—	(16,291)

Comprehensive income	$174,651	$159,839	$499	$(176,710)	$158,279

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating revenue	$—	$1,727,005	$212,672	$(40)	$1,939,637
Operating costs and other	6,080	1,177,122	199,510	(2,066)	1,380,646

Operating income (loss) from continuing operations	(6,080)	549,883	13,162	2,026	558,991
Other income, net	3	4,659	567	(2,026)	3,203
Interest expense	(19)	(103)	(2,910)	—	(3,032)
Equity in net income of subsidiaries	356,493	5,441	—	(361,934)	—

Income from continuing operations before income taxes	350,397	559,880	10,819	(361,934)	559,162
Income tax provision	(2,182)	204,966	3,785	—	206,569

Income from continuing operations	352,579	354,914	7,034	(361,934)	352,593
Loss from discontinued operations before income taxes	—	—	(91)	—	(91)
Income tax provision	—	—	(77)	—	(77)

Loss from discontinued operations	—	—	(14)	—	(14)

Net income	$352,579	$354,914	$7,020	$(361,934)	$352,579

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income	$352,579	$354,914	$7,020	$(361,934)	$352,579
Other comprehensive income (loss), net of income taxes:
Unrealized depreciation on securities, net	—	(43,447)	—	—	(43,447)
Minimum pension liability adjustments, net	164	229	—	—	393

Other comprehensive income (loss)	164	(43,218)	—	—	(43,054)

Comprehensive income	$352,743	$311,696	$7,020	$(361,934)	$309,525

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2014
	Guarantor/ Parent	Issuer Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating revenue	$—	$1,583,591	$199,062	$(71)	$1,782,582
Operating costs and other	8,193	1,078,277	178,981	(2,242)	1,263,209

Operating income (loss) from continuing operations	(8,193)	505,314	20,081	2,171	519,373
Other income, net	17	22,916	1,156	(2,171)	21,918
Interest expense	15	(1,939)	(995)	—	(2,919)
Equity in net income of subsidiaries	352,836	7,339	—	(360,175)	—

Income from continuing operations before income taxes	344,675	533,630	20,242	(360,175)	538,372
Income tax provision	(3,077)	182,048	11,630	—	190,601

Income from continuing operations	347,752	351,582	8,612	(360,175)	347,771
Income from discontinued operations before income taxes	—	—	2,786	—	2,786
Income tax provision	—	—	2,805	—	2,805

Loss from discontinued operations	—	—	(19)	—	(19)

Net income	$347,752	$351,582	$8,593	$(360,175)	$347,752

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2014
	Guarantor/ Parent	Issuer Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income	$347,752	$351,582	$8,593	$(360,175)	$347,752
Other comprehensive income (loss), net of income taxes:
Unrealized depreciation on securities, net	—	(6,513)	—	—	(6,513)
Reclassification of realized gains in net income, net	—	(12,884)	—	—	(12,884)
Minimum pension liability adjustments, net	163	129	—	—	292

Other comprehensive income (loss)	163	(19,268)	—	—	(19,105)

Comprehensive income	$347,915	$332,314	$8,593	$(360,175)	$328,647

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$(1,949)	$695,343	$21,161	$4,572	$719,127
Accounts receivable, net of reserve	(9)	495,480	141,757	(13,522)	623,706
Inventories	—	84,323	39,946	—	124,269
Deferred income taxes	3,394	17,209	—	(5,954)	14,649
Prepaid expenses and other	14,104	1,505	86,599	(23,076)	79,132
Current assets of discontinued operations	—	—	7,486	—	7,486

Total current assets	15,540	1,293,860	296,949	(37,980)	1,568,369
Investments	13,200	151,448	—	—	164,648
Property, plant and equipment, net	48,233	5,006,311	518,274	—	5,572,818
Intercompany	14,927	1,177,045	202,051	(1,394,023)	—
Other assets	8,042	1,425	35,872	(7,024)	38,315
Investment in subsidiaries	5,592,313	236,307	—	(5,828,620)	—

Total assets	$5,692,255	$7,866,396	$1,053,146	$(7,267,647)	$7,344,150

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80,907	$59,769	$31,703	$(6)	$172,373
Accrued liabilities	15,481	132,482	59,765	(31,472)	176,256
Long-term debt due within one year	—	39,207	—	—	39,207
Current liabilities of discontinued operations	—	—	3,309	—	3,309

Total current liabilities	96,388	231,458	94,777	(31,478)	391,145
Noncurrent liabilities:
Long-term debt	—	532,908	—	—	532,908
Deferred income taxes	—	1,265,090	65,743	(10,469)	1,320,364
Intercompany	576,457	240,490	580,133	(1,397,080)	—
Other	17,034	20,866	55,280	—	93,180
Noncurrent liabilities of discontinued operations	—	—	4,177	—	4,177

Total noncurrent liabilities	593,491	2,059,354	705,333	(1,407,549)	1,950,629
Shareholders' equity:
Common stock	11,085	100	—	(100)	11,085
Preferred stock	—	—	—	—	—
Additional paid-in capital	402,442	44,805	343	(45,148)	402,442
Retained earnings	4,729,390	5,486,203	252,693	(5,738,896)	4,729,390
Accumulated other comprehensive income	40,072	44,476	—	(44,476)	40,072
Treasury stock, at cost	(180,613)	—	—	—	(180,613)

Total shareholders' equity	5,002,376	5,575,584	253,036	(5,828,620)	5,002,376
Total liabilities and shareholders' equity	$5,692,255	$7,866,396	$1,053,146	$(7,267,647)	$7,344,150

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	September 30, 2014, as adjusted
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$(2,050)	$329,655	$36,932	$(3,628)	$360,909
Accounts receivable, net of reserve	(31)	623,274	98,913	(16,942)	705,214
Inventories	—	67,113	37,358	1,770	106,241
Deferred income taxes	5,372	19,499	—	(8,352)	16,519
Prepaid expenses and other	8,863	15,013	56,982	54	80,912
Current assets of discontinued operations	—	—	7,206	—	7,206

Total current assets	12,154	1,054,554	237,391	(27,098)	1,277,001
Investments	14,344	222,300	—	—	236,644
Property, plant and equipment, net	42,027	4,681,294	465,223	—	5,188,544
Intercompany	14,855	782,626	196,641	(994,122)	—
Other assets	8,110	1,197	16,123	(6,621)	18,809
Investment in subsidiaries	5,276,750	235,355	—	(5,512,105)	—

Total assets	$5,368,240	$6,977,326	$915,378	$(6,539,946)	$6,720,998

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80,562	$80,488	$20,988	$(7)	$182,031
Accrued liabilities	31,960	212,896	43,560	(6,138)	282,278
Long-term debt due within one year	—	39,635	—	—	39,635
Current liabilities of discontinued operations	—	—	3,217	—	3,217

Total current liabilities	112,522	333,019	67,765	(6,145)	507,161
Noncurrent liabilities:
Long-term debt	—	39,502	—	—	39,502
Deferred income taxes	—	1,182,192	47,640	(14,573)	1,215,259
Intercompany	346,545	141,066	519,512	(1,007,123)	—
Other	18,196	19,948	25,966	—	64,110
Noncurrent liabilities of discontinued operations	—	—	3,989	—	3,989

Total noncurrent liabilities	364,741	1,382,708	597,107	(1,021,696)	1,322,860
Shareholders' equity:
Common stock	11,051	100	—	(100)	11,051
Additional paid-in capital	383,972	42,516	319	(42,835)	383,972
Retained earnings	4,525,797	5,131,289	250,187	(5,381,476)	4,525,797
Accumulated other comprehensive income	83,126	87,694	—	(87,694)	83,126
Treasury stock, at cost	(112,969)	—	—	—	(112,969)

Total shareholders' equity	4,890,977	5,261,599	250,506	(5,512,105)	4,890,977
Total liabilities and shareholders' equity	$5,368,240	$6,977,326	$915,378	$(6,539,946)	$6,720,998

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2015
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net cash provided by operating activities	$64,995	$730,744	$8,645	$8,200	$812,584
INVESTING ACTIVITIES:
Capital expenditures	(11,571)	(713,797)	(37,997)	—	(763,365)
Intercompany transfers	11,571	(11,571)	—	—	—
Proceeds from asset sales	1	14,215	998	—	15,214

Net cash provided by (used in) investing activities	1	(711,153)	(36,999)	—	(748,151)
FINANCING ACTIVITIES:
Dividends paid	(149,347)	—	—	—	(149,347)
Intercompany transfers	149,347	(149,347)	—	—	—
Repurchase of common stock	(59,654)	—	—	—	(59,654)
Proceeds from senior notes, net of discount	—	492,791	—	—	492,791
Proceeds on short-term debt	—	—	1,002	—	1,002
Payments on short-term debt	—	—	(1,002)	—	(1,002)
Net increase in bank overdraft	—	—	12,560	—	12,560
Exercise of stock options, net of tax withholding	(1,078)	—	—	—	(1,078)
Tax withholdings related to net share settlements of restricted stock	(4,248)	—	—	—	(4,248)
Excess tax benefit from stock-based compensation	85	2,653	23	—	2,761

Net cash provided by (used in) financing activities	(64,895)	346,097	12,583	—	293,785
Net increase (decrease) in cash and cash equivalents	101	365,688	(15,771)	8,200	358,218
Cash and cash equivalents, beginning of period	(2,050)	329,655	36,932	(3,628)	360,909

Cash and cash equivalents, end of period	$(1,949)	$695,343	$21,161	$4,572	$719,127

HELMERICH & PAYNE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Guarantor and Non-Guarantor Financial Information (Continued)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended March 31, 2014
	Guarantor/ Parent	Issuer Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net cash provided by (used in) operating activities	$(15,196)	$519,159	$36,319	$(271)	$540,011
INVESTING ACTIVITIES:
Capital expenditures	(11,391)	(303,454)	(41,908)	—	(356,753)
Intercompany transfers	11,391	(11,391)	—	—	—
Proceeds from sale of investment securities	—	23,338	—	—	23,338
Proceeds from asset sales	1	11,002	2,318	—	13,321

Net cash provided by (used in) investing activities	1	(280,505)	(39,590)	—	(320,094)
FINANCING ACTIVITIES:
Dividends paid	(121,545)	—	—	—	(121,545)
Intercompany transfers	121,545	(121,545)	—	—	—
Exercise of stock options, net of tax withholding	19,701	—	—	—	19,701
Tax withholdings related to net share settlements of restricted stock	(3,049)	—	—	—	(3,049)
Excess tax benefit from stock-based compensation	(1,612)	23,496	203	—	22,087

Net cash provided by (used in) financing activities	15,040	(98,049)	203	—	(82,806)
Net increase (decrease) in cash and cash equivalents	(155)	140,605	(3,068)	(271)	137,111
Cash and cash equivalents, beginning of period	(202)	412,596	33,918	1,556	447,868

Cash and cash equivalents, end of period	$(357)	$553,201	$30,850	$1,285	$584,979

QuickLinks

  Exhibit 99.3
PART I. FINANCIAL INFORMATION HELMERICH & PAYNE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts)
  ITEM 1. FINANCIAL STATEMENTS
HELMERICH & PAYNE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands, except per share data)
HELMERICH & PAYNE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (in thousands, except per share data)
HELMERICH & PAYNE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
HELMERICH & PAYNE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY SIX MONTHS ENDED MARCH 31, 2015 (Unaudited) (in thousands, except per share amounts)
HELMERICH & PAYNE, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (in thousands)
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (in thousands)
CONSOLIDATED CONDENSED BALANCE SHEETS (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)